INCENTIVE STOCK OPTION PLAN OF 1988

                                   OF

                        WELKIN ASSOCIATES, LTD.

     THIS IS THE INCENTIVE STOCK OPTION PLAN OF 1988 ("the Plan") of Welkin Associates, Ltd. ("the Corporation"), under which options may be granted from time to time to eligible employees of the Corporation or any of its subsidiary corporations ("the Subsidiaries") to purchase shares of the Corporation, subject to the limitations, provisions and requirements hereinafter stated. The Plan is as follows:


1.   PURPOSE

     The general purpose of the Plan is to aid in developing and retaining key employees capable of assuring the future success of the Corporation. The Plan is designed to aid the Corporation in attracting and retaining the services of key employees by offering such personnel additional incentives to put forth maximum efforts for the success of the business, to afford them opportunities to obtain or increase a proprietary interest in the Corporation on a favorable basis, and thereby to have an opportunity to share in its success.


2.   ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Corporation.

     The interpretation and construction by the Board of any provisions of the Plan or of any option granted under it shall be final. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.


3.   ELIGIBILITY

     The persons who shall be eligible to receive options shall be such key employees (including officers, whether or not they are directors) of the Corporation or its Subsidiaries (as such term is defined in Section 425 of the Internal Revenue Code of 1954) existing from time to time as the Board shall select from time to time. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.

     No option shall be granted hereunder to any employee if, at the time of the grant, such employee owns stock representing more than ten (10) percent of the total combined voting power of all classes of stock of the Corporation, its parent or Subsidiaries. This stock ownership limitation will not apply if the option price is at least 110 percent of the fair market value (at the time the option is granted) of the stock subject to the option, and the option by its terms is not exercisable more than five
(5) years from the date it is granted.


4.   STOCK

     The stock subject to the options shall be shares of the Corporations's authorized but unissued or reacquired $1.00 par value common stock, hereafter sometimes called Capital Stock. The aggregate number of shares which may be issued under such options shall not exceed 17,500. This number shall be appropriately adjusted if the number of the Corporation's issued shares shall be increased or reduced by change in par value, combination, split-up, reclassification, distribution of dividend payable in stock, or the like.

     In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of such option may again be subjected to an option under the Plan.


5.   TERMS AND CONDITIONS OF OPTIONS

     Incentive Stock Options granted pursuant to the Plan by the Board shall be evidenced by agreements in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a)  NUMBER OF SHARES

          Each option shall state the number of shares to which it pertains.

     (b)  OPTION PRICE

          Each option shall state the option price, which shall be not less than 100% of the fair market value of the shares of Capital Stock of the Corporation on the date of the granting of the option, as determined by the Board at the time of the grant in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder.

     (c)  MEDIUM AND TIME OF PAYMENT

          The option price shall be payable in United States dollars upon the exercise of the option and may be paid by Cashier's, Certified or other check.

     (d)  APPLICABILITY OF THE STOCK REPURCHASE AGREEMENT OF JUNE 10, 1988

          As a condition of exercising an option granted under the Plan, the optionee must understand and agree to execute and be bound by the terms of the Welkin Associates, Ltd., Stock Repurchase Agreement dated June 10, 1988, which provides that any Stockholder leaving the Corporation or otherwise needing to dispose of his shares must offer those shares for sale to the Corporation or other Stockholders. Legends restricting the sale, transfer, pledge or hypothecation of the stock will be affixed to each certificate representing stock acquired through exercise of an option granted under this Plan.

     (e)  TERM AND EXERCISE OF OPTIONS

          No option shall be exercised prior to the expiration of twelve months from the date of granting thereof. Subject to the right of cumulation provided in the last sentence of this Article 5(e), each option shall be exercisable as to not more than twenty-five percent (25%) of the total number of shares covered thereby during each consecutive twelve-month period commencing on a date twelve months after the granting of the option until all shares covered by the option shall have been purchased. No option shall be exercisable after the expiration of ten years from the date it is granted. (For rules applicable to ten-percent shareholders, see Article 3 hereof.) Not less than one hundred shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the option. During the life-time of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him, and no other person shall acquire any rights therein. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than ten years from the date the option is granted.

     (f)  PRIOR OUTSTANDING OPTION

          No option (for purposes of this Article 5(f) called New Option) shall be exercisable while there is outstanding any Incentive Stock Option (as defined in Section 422A of the Internal Revenue Code), granted under this or any other Plan before the granting of the New Option, to the person to whom the New Option is granted, to purchase stock in the Corporation or in a corporation which, at the time the New Option is granted, is a parent or subsidiary corporation (as those terms are defined in Section 425 of the Internal Revenue Code of 1954) of the Corporation, or is a predecessor corporation of the Corporation, or of such parent or subsidiary corporation.

     (g)  MAXIMUM AMOUNT OF OPTIONS THAT MAY BE GRANTED

          The aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted options in any calendar year (under all Incentive Stock Option plans, as described in Section 422A of the Internal Revenue Code of 1954, of the Corporation, its parent or Subsidiaries) shall not exceed one hundred thousand dollars plus any unused limit carryover to that year, as defined in Article 5(h) hereof.

     (h)  CARRYOVER OF UNUSED LIMIT

          If one hundred thousand dollars exceeds the aggregate fair market value (determined as of the time the option is granted) of the stock for which an employee was granted options in any calendar year (under all Incentive Stock Option plans, as described in Section 422A of the Internal Revenue Code of 1954, of his employer corporation and its parent and subsidiary corporations), one-half of such excess shall be unused limit carryover to each of the three succeeding calendar years. The amount of the unused limit carryover from any calendar year which may be taken into account in any succeeding calendar year shall be the amount of such carryover reduced by the amount of such carryover which was used in prior calendar years. For purposes of the previous sentence the amount of options granted during any calendar year shall be treated as first using up the $100,000 limitation of Article 5(g) hereof, and then shall be treated as using up unused limit carryovers to such year in the order of the calendar years in which the carryovers arose.

     (i)  TERMINATION OF EMPLOYMENT EXCEPT DEATH

          In the event that an optionee shall cease to be employed by the Corporation or Subsidiaries for any reason other than his death and shall be no longer in the employ of any of them, no option shall be exercisable by such optionee. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for purposes of the Plan, shall be determined by the Board, which determination shall be final and conclusive.

     (j)  DEATH OF OPTIONEE AND TRANSFER OF OPTION

          If the optionee shall die while in the employ of the Corporation or a Subsidiary and shall not have fully exercised the option, the option may be exercised, subject to the condition that no option shall be exercisable after the expiration of ten years from the date it is granted, to the extent that the optionee's right to exercise such option had accrued pursuant to Article 5(e) of the Plan at the time of his death and had not been previously exercised, at any time prior to one year after the date of the optionee's death, which date shall not in any event be later than ten years from the date the option is granted, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

          No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

          As a condition of exercising such option, the executor, administrator, or inheritor must understand and agree to execute and be bound by the terms of the Welkin Associates, Ltd., Stock Repurchase Agreement dated June 10, 1988, which, among other things, specifically provides that the estate of such deceased optionee must offer shares of stock purchased pursuant to this Article 5(j) for sale to the Corporation or other Stockholders within 210 days of exercise of the option. Legends restricting the sale, transfer, pledge or hypothecation of the stock will be affixed to each certificate representing stock acquired through exercise of such option.

     (k)  RECAPITALIZATION, MERGER, LIQUIDATION, ETC.

          Subject to any required action by the Stockholders, the number of shares of Capital Stock covered by each outstanding option and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Capital Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Capital Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

          Subject to any required action by the Stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Capital Stock subject to the option would have been entitled. In the event that the Corporation is succeeded by another corporation in a reorganization, merger, consolidation, sale or acquisition of property or stock, or liquidation, or in the event that the Corporation is dissolved, each outstanding option will terminate, provided that each optionee shall, in such event, if a period of two years from the date of the option shall have expired, have the right immediately prior to such reorganization, dissolution or liquidation, merger or consolidation, sale or acquisition to exercise his option in whole or in part without regard to the installment provisions of Article 5(e) of the Plan.

          In the event of a change in the Capital Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Capital Stock within the meaning of the Plan.

          To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an Incentive Stock Option within the meaning of
     Section 422A of the Internal Revenue Code of 1954.

          Except as hereinbefore expressly provided in this Article 5(k), the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Capital Stock subject to the option.

          The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (l)  RIGHTS AS A STOCKHOLDER

          An optionee or a transferee of an option shall have no rights as a Stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
     Article 5(k) hereof.

     (m)  INVESTMENT PURPOSES

          Each option under the Plan shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event that stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     (n)  OTHER PROVISIONS

          The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Board of Directors of the Corporation shall deem advisable.


6.   TERM OF PLAN

     Options may be granted pursuant to the Plan from time to time, within a period of ten years from the date the Plan is adopted, or the date the Plan is approved by the Stockholders, whichever is earlier.


7.   INDEMNIFICATION OF THE BOARD OF DIRECTORS

     In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgement in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of this duties; provided that within 60 days after institution of any such action, suit or proceeding a Board member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.


8.   AMENDMENT OF THE PLAN

     The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that without approval of the Stockholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, or remove the administration of the Plan from the Board.


9.   APPLICATION OF FUNDS

     The proceeds received by the Corporation from the sale of Capital Stock pursuant to options will be used for general corporate purposes.


10.  NO OBLIGATION TO EXERCISE OPTION

     The granting of an option shall impose no obligation upon the optionee to exercise such option.


11.  APPROVAL OF STOCKHOLDERS

     The Plan shall become effective on the date the Plan is adopted by the Board of Directors of the Corporation, provided, however, any options granted under the Plan shall be void and of no effect if the Plan is not approved by the holders of a majority of the outstanding shares of Capital Stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors. Moreover, in the event such options are granted under the Plan prior to approval of such Plan by the holders of a majority of the outstanding shares of the Capital Stock of the Corporation, such options shall not be exercisable until such approval is obtained.



Date Plan adopted by the Board of Directors:    June 10, 1988

Date Plan approved by Stockholders:             June 10, 1988